Exhibit 99.1

[LOGO] ZARLINK
       SEMICONDUCTOR                                                NEWS RELEASE

Zarlink Semiconductor Releases First Quarter Fiscal 2005 Results

      o     Returns to profitability; first quarter revenue up 9% sequentially

OTTAWA, CANADA, July 21, 2004 - Zarlink Semiconductor Inc. (NYSE/TSX:ZL) today released results for the Fiscal 2005 first quarter ended June 25, 2004, prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

      First quarter revenue was US$55.8 million, a gain of 9% from US$51.2 million in the previous quarter, and up from US$53.7 million in the first quarter of Fiscal 2004. The company recorded significant revenue increases in its Consumer Communications and Ultra-Low Power Communications business units. Geographically, improvements were driven by continued strength in Asia-Pacific markets and strength in Europe.

      Zarlink reported a first quarter net profit of US$7.5 million, or US$0.05 per share. Included in this number is US$7.0 million in installment payments from X-FAB Semiconductor Foundries AG of Erfurt, Germany, on a note receivable, and a US$1.0 million recovery of foreign and domestic income taxes as a result of settlements with tax authorities. In comparison, Zarlink recorded a net loss of US$6.2 million, or US$0.05 per share for the same period in Fiscal 2004.

      "We are on track to deliver sustained, profitable growth," said Patrick J. Brockett, President and Chief Executive Officer, Zarlink Semiconductor. "We have turned the company around by continuing our commitment to product development. At the same time, we have significantly reduced our costs and maintained a sound, debt-free financial structure. Today we are seeing the results of our employees' hard work."

      Gross margin for the first quarter was 45% of revenue, compared with 46% in the Fiscal 2004 fourth quarter. Gross margins were affected by the mix of certain lower-margin Consumer Communications products. In addition, the Company was unable to ship certain higher-margin Network Communications products due to production issues at one of the company's foundry suppliers.

Review of Operations

      R&D expenses in the first quarter were US$14.9 million or 27% of revenue. This was a decline from US$17.2 million, or 34% of revenue in the fourth quarter, and down from US$19.2 million, or 36% of revenue, in the first quarter in Fiscal 2004.

      Selling and Administrative (S&A) expenses were US$10.6 million or 19% of revenue in the first quarter, compared with US$10.9 million or 21% of revenue in the fourth quarter, and US$11.6 million or 22% of revenue in the same period last year.

      In the Fiscal 2005 first quarter, Zarlink released nine new products and made several important customer announcements, including:

      o two digital line card timing chips that provide standard-compliant timing for VoIP (Voice over Internet Protocol) and broadband networking equipment;

      o a custom ultra-low power RF (radio frequency) transmitter chip for Given Imaging of Israel, used in the world's only swallowable camera capsule;

      o the industry's first tuner chip to fully comply with the new DVB-S2 (Digital Video Broadcast-Satellite 2) international standard for advanced satellite services;

      o two digital timing card chips that enable carrier-class reliability and performance in high-growth networking markets, such as DSLAMs (digital subscriber line access multiplexers) and VoIP routers and gateways; and

      o a custom ultra-low power wireless chip for electronic shelf label systems made by Pricer AB of Sweden, a leading designer of retail electronic price and information technology.

      Zarlink's TDM-over-IP technology continued to gain traction during the quarter. During SUPERCOMM 2004, the company announced successful interoperability testing for T1/E1 circuit connectivity over Ethernet/IP networks between its market-leading ZL(TM)50111 TDM-over-IP packet processor and products from Axerra Networks of Florida, and Redux Communications of Israel.

Fiscal 2005 Second Quarter Guidance

      Zarlink is forecasting Fiscal 2005 second quarter revenue growth of 3% to 6% compared to the first quarter. Ninety-day opening order backlog at the beginning of the second quarter was US$44 million, up from US$39 million at the start of the first quarter. Based on this guidance, Zarlink expects to record a second quarter net profit of approximately US$0.02 to US$0.03 per share. Included in this number is a recovery of US$0.02 per share, relating to the receipt on July 1, 2004, of a note receivable payment of US$2.9 million from X-FAB.

About Zarlink Semiconductor

      For almost 30 years, Zarlink Semiconductor has delivered semiconductor solutions that drive the capabilities of voice, enterprise, broadband and wireless communications. The Company's success is built on its technology strengths including voice and data networks, consumer and ultra low-power communications, and high-performance analog. For more information, visit www.zarlink.com.

      Shareholders and other individuals wishing to receive, free of charge, copies of the Annual and Quarterly Reports - including the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and Regulatory Authorities - should visit the Company's web site at www.zarlink.com or contact investor relations.

      Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

An open conference call for analysts will be held today from 8:30-9:30 a.m. EDT. Investors, media and other interested parties are listen-only. Please dial 1-800-796-7558 or 613-287-8027. The replay number is 1-877-289-8525 (passcode
21056358#) or 416-640-1917 (passcode 21056358#). The replay is available until midnight, August 24, 2004. The call will be webcast from www.newswire.ca (Canada NewsWire) or via the Company's website at www.zarlink.com.

For further information:

Michael Salter                              Mike McGinn
Corporate Communications                    Investor Relations
613 270-7115                                613 270-7210
michael.salter@zarlink.com                  mike.mcginn@zarlink.com

                           Zarlink Semiconductor Inc.
                  CONSOLIDATED STATEMENTS OF INCOME (LOSS) DATA
       (in millions of U.S. dollars, except per share amounts, U.S. GAAP)
                                   (Unaudited)

                                                      Three months ended
                                               June 25,   March 26,    June 27,
                                                 2004       2004         2003
                                               -------------------------------
Revenue                                        $  55.8     $  51.2     $  53.7
Cost of revenue                                   30.6        27.8        28.1
                                               -------------------------------
Gross margin                                      25.2        23.4        25.6
                                               -------------------------------

Expenses:
  Research and development                        14.9        17.2        19.2
  Selling and administrative                      10.6        10.9        11.6
  Asset impairment and other                        --         4.1          --
  Gain on sale of business                        (7.0)       (0.2)         --
  Stock compensation expense                       0.1         0.1          --
                                               -------------------------------
                                                  18.6        32.1        30.8
                                               -------------------------------
Operating income (loss) from continuing
  operations                                       6.6        (8.7)       (5.2)
Other income (expense) - net                      (0.1)        1.5        (0.7)
Interest expense                                    --        (0.4)         --
                                               -------------------------------
Income (loss) from continuing operations
  before income taxes                              6.5        (7.6)       (5.9)
Income tax recovery (expense)                      1.0         4.1        (0.3)
                                               -------------------------------
Net income (loss) from continuing
  operations                                       7.5        (3.5)       (6.2)
Discontinued operations, net of tax                 --         1.2          --
                                               -------------------------------

Net income (loss) for the period               $   7.5     $  (2.3)    $  (6.2)
                                               ===============================

Net income (loss) attributable to
  common shareholders after preferred
  share dividends                              $   7.0     $  (2.8)    $  (6.7)
                                               ===============================

Net income (loss) per common share
  from continuing operations:
      Basic and diluted                        $  0.05     $ (0.03)    $ (0.05)
                                               ===============================

Net income (loss) per common share:
      Basic and diluted                        $  0.05     $ (0.02)    $ (0.05)
                                               ===============================

Weighted average number of common
  shares outstanding (millions):
    Basic                                        127.3       127.3       127.3
                                               ===============================
    Diluted                                      127.5       127.3       127.3
                                               ===============================

Percentage of revenue:
    Gross margin                                    45%         46%         48%
    Research and development                        27%         34%         36%
    Selling and administrative                      19%         21%         22%

                           Zarlink Semiconductor Inc.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS DATA
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

                                                         Three months ended
                                                    June 25, March 26, June 27,
                                                      2004     2004      2003
                                                    ---------------------------
CASH PROVIDED BY (USED IN)
Operating activities:
  Net income (loss) for the period                  $ 7.5     $(2.3)    $(6.2)
  Depreciation and amortization                       2.3       2.8       3.9
  Other non-cash changes in operating
    activities                                       (7.0)      2.4       1.0
  Stock compensation expense                          0.1       0.1        --
  Deferred income taxes                               0.2       3.1       0.1
  Decrease (increase) in working capital:
     Trade accounts and other receivables            (6.1)      5.7      (7.4)
     Inventories                                     (4.3)      2.8       0.8
     Prepaid expenses and other                      (3.2)      0.6      (3.0)
     Payables and accrued liabilities                 0.6      (9.8)      1.3
     Deferred credits                                (0.1)     (0.4)     (0.2)
                                                    -------------------------
Total                                               (10.0)      5.0      (9.7)
                                                    -------------------------

Investing activities:
  Purchased short-term investments                  (54.6)     (0.1)    (62.3)
  Matured short-term investments                     54.8       5.0      89.5
  Proceeds from disposal of fixed and
    other assets                                       --       0.3       0.4
  Expenditures for fixed and other assets            (0.4)     (0.8)     (1.2)
  Proceeds from repayment of note receivable          7.0        --        --
                                                    -------------------------
Total                                                 6.8       4.4      26.4
                                                    -------------------------

Financing activities:
  Repayment of long-term debt                        (0.1)       --        --
  Repayment of capital lease liabilities               --        --      (0.2)
  Payment of dividends on preferred shares           (0.5)     (0.5)     (0.5)
  Repurchase of preferred shares                       --        --      (0.4)
  Issue of common shares                               --       0.1        --
  Increase in restricted cash                          --      (0.5)       --
Total                                                (0.6)     (0.9)     (1.1)
                                                    -------------------------

Effect of currency translation on cash                0.1      (0.1)      0.1
                                                    -------------------------

Increase (decrease) in cash and cash
  equivalents                                        (3.7)      8.4      15.7

Cash and cash equivalents, beginning
  of period                                          27.0      18.6      23.5
                                                    -------------------------

Cash and cash equivalents, end of period            $23.3     $27.0     $39.2
                                                    =========================

                           Zarlink Semiconductor Inc.
                         CONSOLIDATED BALANCE SHEET DATA
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)


                                                           June 25,   March 26,
                                                             2004        2004
                                                           --------------------
ASSETS

Current assets:
  Cash and cash equivalents                                 $ 23.3       $ 27.0
  Short-term investments                                      54.6         54.8
  Restricted cash                                             10.0         10.0
  Trade accounts receivable - net                             29.2         24.1
  Other receivables                                            3.3          2.3
  Note receivable                                              0.1          0.1
  Inventories                                                 25.1         20.8
  Prepaid expenses and other                                   8.3          5.1
                                                            -------------------
                                                             153.9        144.2
Fixed assets - net                                            40.0         41.1
Deferred income tax assets - net                               7.3          7.5
Other assets - net                                             4.6          4.6
                                                            -------------------
                                                            $205.8       $197.4
                                                            ===================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                                    $ 20.5       $ 15.0
  Employee-related accruals                                   10.2         11.1
  Income and other taxes payable                               7.0          7.9
  Provisions for exit activities                               1.5          2.7
  Other accrued liabilities                                    9.4         10.9
  Deferred credits                                             0.6          0.7
  Current portion of long-term debt                            0.1          0.1
                                                            -------------------
                                                              49.3         48.4
Long-term debt                                                 0.1          0.1
Pension liabilities                                           16.9         16.7
                                                            -------------------
                                                              66.3         65.2

Redeemable preferred shares, unlimited
   shares authorized; 1,390,300 shares
   issued and outstanding                                     17.6         17.6
                                                            -------------------

Shareholders' equity:
  Common shares, unlimited shares authorized;
    no par value; 127,302,973 shares
    issued and outstanding                                   768.4        768.4
  Additional paid-in capital                                   2.4          2.3
  Deficit                                                   (616.5)      (623.5)
  Accumulated other comprehensive loss                       (32.4)       (32.6)
                                                            -------------------
                                                             121.9        114.6
                                                            -------------------
                                                            $205.8       $197.4
                                                            ===================

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
       (in millions of U.S. dollars, except per share amounts, U.S. GAAP)
                                   (Unaudited)

Cash, Cash Equivalents, Short-Term Investments and Restricted Cash

As a supplementary measure to effectively manage the Company's total cash assets, management combines its cash and cash equivalents, short-term investments and restricted cash to represent the Company's total portfolio of cash assets. Short-term investments comprise highly liquid low risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments; financing activities exclude the hypothecation of cash under letters of credit; and the effect of currency translation is calculated on all cash assets. The combination of cash, cash equivalents, short-term investments and restricted cash is a non-GAAP measure. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is presented below as part of this earnings press release. Readers are cautioned that cash, cash equivalents, short-term investments and restricted cash combined together do not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. These indicators should not be considered as a substitute or alternative for the consolidated statements of cash flows.

                                                                                                      Three months ended
                                                                                          June 25,       March 26,          June 27,
                                                                                            2004            2004              2003
                                                                                          ------------------------------------------
Cash and cash equivalents, beginning of period                                              $ 27.0          $ 18.6           $ 23.5
Short-term investments, beginning of period                                                   54.8            59.7             89.5
Restricted cash, beginning of period                                                          10.0             9.5              6.2
                                                                                            ---------------------------------------
Cash, cash equivalents, short-term investments and restricted
  cash, beginning of period                                                                   91.8            87.8            119.2
                                                                                            ---------------------------------------

Cash provided by (used in):
Operating activities, before changes in working capital                                        3.1             6.1             (1.2)
Changes in working capital                                                                   (13.1)           (1.1)            (8.5)
                                                                                            ---------------------------------------
Operating activities                                                                         (10.0)            5.0             (9.7)

Investing activities                                                                           6.6            (0.5)            (0.8)

Financing activities                                                                          (0.6)           (0.4)            (1.1)
                                                                                            ---------------------------------------
Cash inflows (outflows) before the effect of currency
  translation on cash, cash equivalents, short-term
  investments and restricted cash                                                             (4.0)            4.1            (11.6)
                                                                                            ---------------------------------------

Effect of currency translation on cash, cash equivalents,
  short-term investments and restricted cash                                                   0.1            (0.1)             0.1
                                                                                            ---------------------------------------

Cash, cash equivalents, short-term investments and restricted
  cash, end of period                                                                       $ 87.9          $ 91.8           $107.7
                                                                                            =======================================

Represented by:
Cash and cash equivalents, end of period                                                    $ 23.3          $ 27.0           $ 39.2
Short-term investments, end of period                                                         54.6            54.8             62.3
Restricted cash, end of period                                                                10.0            10.0              6.2
                                                                                            ---------------------------------------
                                                                                            $ 87.9          $ 91.8           $107.7
                                                                                            =======================================

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

Product Information

Revenue, by product, was distributed as follows:

                                                       Three Months Ended
                                                 June 25,  March 26, June 27,
                                                   2004      2004      2003
                                                 ---------------------------
      Network Communications                     $  25.9   $  28.6   $  29.3
      Consumer Communications                       19.2      13.5      13.4
      Ultra Low-Power Communications                10.7       9.1      11.0
                                                 ---------------------------
      Total                                      $  55.8   $  51.2   $  53.7
                                                 ===========================

Geographic Information

Revenue, based on the geographic location of Zarlink's customers, was distributed as follows:

               Three Months           Three Months           Three Months
                   Ended      % of       Ended       % of       Ended      % of
               June 25, 2004  Total  March 26, 2004  Total  June 27, 2003  Total
               -------------  -----  --------------  -----  -------------  -----

Asia - Pacific    $24.0         43%      $20.1         39%       $22.5       42%
Europe             16.0         29        15.1         29         16.8       31
Americas           15.8         28        16.0         32         14.4       27
                  -----        ---       -----        ---        -----      ---
                  $55.8        100%      $51.2        100%       $53.7      100%
                  =====        ===       =====        ===        =====      ===

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

Information on Business Segments

                                                                                                        Unallocated
Three Months                                              Network        Consumer      Ultra Low-Power   Recoveries
Ended June 25, 2004                                   Communications  Communications   Communications     (Costs)            Total
                                                      --------------  --------------   ---------------  ------------         -----
Revenue                                                   $ 25.9          $ 19.2           $ 10.7           $   --           $ 55.8
Depreciation of buildings and equipment                      1.0             0.8              0.5               --              2.3
Stock compensation expense                                    --              --               --             (0.1)            (0.1)
Gain on sale of foundry business                              --              --               --              7.0              7.0
Segment's operating income (loss)                            2.1            (2.0)            (0.4)             6.9              6.6

                                                                                                        Unallocated
Three Months                                              Network        Consumer      Ultra Low-Power   Recoveries
Ended March 26, 2004                                  Communications  Communications   Communications     (Costs)            Total
                                                      --------------  --------------   ---------------  ------------         -----
Revenue                                                   $ 28.6          $ 13.5           $  9.1           $   --           $ 51.2
Depreciation of buildings and equipment                      1.2             0.7              0.5               --              2.4
Stock compensation expense                                    --              --               --             (0.1)            (0.1)
Asset impairment and other                                   2.2             1.4              0.5               --              4.1
Gain on sale of foundry business                              --              --               --              0.2              0.2
Segment's operating income (loss)                           (1.4)           (6.4)            (1.0)             0.1             (8.7)

Three Months                                              Network        Consumer      Ultra Low-Power  Unallocated
Ended June 27, 2003                                   Communications  Communications   Communications      Costs             Total
                                                      --------------  --------------   ---------------  ------------         -----
Revenue                                                   $ 29.3          $ 13.4           $ 11.0           $   --           $ 53.7
Depreciation of buildings and equipment                      1.8             1.1              0.7               --              3.6
Segment's operating income (loss)                           (1.7)           (4.5)             1.0               --             (5.2)